AURELIO COMPLETES $1.5 MILLION PRIVATE PLACEMENT FINANCING WITH INSTITUTIONAL INVESTORS

LITTLETON, COLORADO, February 27, 2008 News Release No 08-05

Aurelio Resource Corporation (OTCBB : AULO, Frankfurt : F3RA) is pleased to announce that the Company has closed a US$1.5 million convertible debenture financing with three U.S.-based institutional investors (the "Investors").

Proceeds of the financing will be used to further explore and develop the Company's wholly-owned Hill Copper-Zinc Project, located in the Turquoise Mining District of Cochise County, Arizona, and, for general corporate purposes, including working capital.

The debentures have a sixteen month term, with an interest rate of ten percent per annum (payable quarterly), and begin monthly amortization after six months. The debentures are convertible into shares of Aurelio common stock at a conversion price of US$0.30 per share. Additionally, the Investors have received Series A Warrants, priced at $0.35 per share that can be exercised six months after Closing and have a term of five years. The Series B warrants are immediately exercisable at $0.35 per share and have a term of eighteen months.

The exclusive placement agent for the financing was Rodman & Renshaw, LLC, a wholly-owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM).

In connection with this financing, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock to be issued upon conversion of the debentures, and the shares of common stock underlying the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to purchase any securities of Aurelio.

For additional information, please refer to Aurelio's current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.

About The Company

Aurelio Resource Corporation is a mineral exploration company focused on fast-track development of its wholly-owned Hill Copper-Zinc Project, which the Company believes contains a number of low-cost, bulk-tonnage, open-pit-mineable deposits close to surface containing significant amounts of copper, zinc, silver and gold. The Company has previously announced an independent estimate of the mineralized material at the MAN Area of the Project totaling 63.8 million tons at an average grade of 0.56% copper-equivalent. Aurelio has also acquired the rights to explore, and an option to purchase, the Gavilanes gold porphyry deposit in Durango, Mexico.

On behalf of the Board of Directors of Aurelio Resource Corporation

Contacts:

Stephen Doppler Diane Dudley Rodman & Renshaw, LLC

President & CEO Investor Relations info@RodmanAndRenshaw.com

303-795-3030 303-945-7273 (direct) 212-356-0530

800-803-1371 303-945-7270 (fax)

For additional information, please visit our website (www.AurelioResource.com) and/or send an email to DianeD@AurelioResource.com.

Notice Regarding Forward Looking Statements

Statements in this news release that are not historical are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions, or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward-looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Forward-looking statements in this news release include: that our property contains a number of potentially low-cost, bulk-tonnage, open-pit-mineable deposits close to surface containing significant amounts of copper, zinc, silver and gold; and, the filing of a registration statement.

It is important to note that the Company's actual outcomes may differ materially from those statements contained in this press release. Factors which may delay or prevent these forward looking statements from being realized include misinterpretation of data; that we may not be able to keep our qualified personnel; that funds expected to be received may not be; that our estimates of mineral resources are inaccurate; uncertainties involved in the interpretation of drilling results and other tests and the estimation of resources; that we may not be able to get equipment or labor as we need it; that we may not be able to raise sufficient funds to complete our intended exploration, purchase, lease or option payments; that our applications to drill may be denied; that weather, logistical problems or hazards may prevent us from exploration; that analysis of data cannot be done accurately and at depth; that results which we have found in any particular location are not necessarily indicative of larger areas of our property; and that despite encouraging data there may be no commercially exploitable mineralization on our properties. Readers should refer to the risk disclosures outlined in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.

Rodman & Renshaw, LLC may make a market in the securities of the Company; additionally, Rodman & Renshaw, LLC and/or its officers or employees, may have positions in the securities of Aurelio Resource Corporation.